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CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 2001 included in the Russ Berrie and Company, Inc. Form 10-K for the year ended December 31, 2000.

                      /s/ Arthur Andersen LLP

Roseland, New Jersey
January 2, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS